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                                  Exhibit 24
                                  ----------

                               Power of Attorney

          KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints John K. Coors and Joseph G. Warren, Jr., and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments thereto) to the Form S-8 registration statement of CoorsTek, Inc., a Delaware corporation ("CoorsTek"), to be filed to register the additional 694,669 shares of CoorsTek's common stock, $0.01 par value per share, authorized to be issued under CoorsTek's Stock Option and Incentive Plan, as amended, by action of CoorsTek's board of directors on February 14, 2001, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


                                         Signatures
                                         ----------


                                         /s/ John K. Coors
                                         -------------------------
                                         John K. Coors

                                         /s/ Joseph G. Warren, Jr.
                                         -------------------------
                                         Joseph G. Warren, Jr.

                                         /s/ John E. Glancy
                                         -------------------------
                                         John E. Glancy

                                         /s/ W. J. Kitchen
                                         -------------------------
                                         W. J. Kitchen

                                         /s/ John Markle, III
                                         -------------------------
                                         John Markle, III

                                         /s/ Donald E. Miller
                                         -------------------------
                                         Donald E. Miller

                                         /s/ Kimberly S. Patmore
                                         -------------------------
                                         Kimberly S. Patmore

                                         /s/ Robert L. Smialek
                                         -------------------------
                                         Robert L. Smialek